Exhibit 99.1
Cidara Therapeutics Provides Corporate Update and Reports First Quarter 2022 Financial Results
SAN DIEGO, May 11, 2022 — Cidara Therapeutics, Inc. (NASDAQ: CDTX), a biotechnology company developing long-acting therapeutics designed to improve the standard of care for patients facing serious diseases, today reported financial results for the first quarter ended March 31, 2022 and provided an update on its corporate activities and product pipeline.
“We continue to advance our pipeline of Cloudbreak DFC product candidates,” said Jeffrey Stein, Ph.D., president and chief executive officer of Cidara. “Notably, we achieved a significant milestone in our Cloudbreak program in the first quarter with the dosing of the first cohort of healthy volunteers in our Phase 1 trial of CD388, Cidara’s lead influenza drug-FC conjugate (DFC), designed for the prevention of seasonal and pandemic influenza. The Phase 1 study is progressing on schedule and we look forward to providing further updates on this key clinical program that we are developing with our partner, Janssen.”
Dr. Stein continued, “Our late-stage antifungal product candidate, rezafungin, continues to generate compelling data. We recently presented the full results from our pivotal ReSTORE Phase 3 clinical trial of rezafungin as a potential first-line treatment for candidemia and invasive candidiasis at the ECCMID 2022 meeting. This data, combined with the positive results from the previously completed STRIVE trial, will form the basis of a New Drug Application (NDA) filing with the U.S. Food and Drug Administration (FDA) and other regulators outside of the U.S., which we continue to anticipate submitting in mid-2022.”
Recent Corporate Highlights
•Announced completion of dosing in Phase 1 trial of CD388: In March 2022, Cidara announced that the first cohort of healthy volunteers completed dosing in its ongoing Phase 1 trial of CD388, a highly potent long-acting antiviral immunotherapy designed to deliver universal prevention of seasonal and pandemic influenza.
•Presented clinical results at ECCMID: In April 2022, Cidara presented new clinical data and analyses of rezafungin, a novel, once-weekly echinocandin in development for the treatment of candidemia and invasive candidiasis and prevention of invasive fungal infections, at the 32nd European Congress of Clinical Microbiology and Infectious Diseases (ECCMID). The new data were presented in three presentations, including two late-breaking presentations highlighting full results from the global Phase 3 ReSTORE trial and the integrated analyses from the ReSTORE Phase 3 and STRIVE Phase 2 trials.
•Strengthened leadership team: During the second quarter, two prominent experts in oncology drug discovery and development were added to Cidara’s Scientific Advisory Board. Perry Nisen, M.D., Ph.D., chief executive officer of Quanta Therapeutics, and Ezra Cohen, M.D., FRCPSC, FASCO, Professor of Medicine, Division Chief

Hematology/Oncology, Associate Director Moores Cancer Center, University of California, San Diego, both bring decades of experience to the Cidara team.
First Quarter 2022 Financial Results
•Revenue totaled $7.1 million for the three months ended March 31, 2022, compared with $2.4 million for the same period of 2021. The increase was primarily attributable to the revenue recognized in connection with Cidara’s collaboration with Janssen Pharmaceuticals.
•Cash, cash equivalents and restricted cash totaled $38.0 million as of March 31, 2022, compared with $62.3 million as of December 31, 2021.
•In March 2022, the Company achieved a $3.0 million milestone under the Janssen Collaboration Agreement tied to performance obligations identified in the original agreement. The Company received payment for this milestone in May 2022.
•Research and development expenses were $20.2 million for the three months ended March 31, 2022, compared to $15.8 million for the same period in 2021. The increase was primarily attributable to higher clinical expenses associated with the drug manufacturing costs for rezafungin, higher clinical expenses associated with the Janssen Collaboration Agreement, and higher consulting and personnel costs.
•General and administrative expenses were $5.2 million for the three months ended March 31, 2022, compared to $4.8 million for the same period in 2021. The increase was primarily attributable to higher consulting and legal costs, offset by a decrease in personnel costs.
•Net loss for the three months ended March 31, 2022 was $18.3 million, compared to a net loss of $18.3 million for the same period in 2021.
•As of March 31, 2022, Cidara had 69,049,247 shares of common stock outstanding, and 1,818,472 shares of Series X convertible preferred stock outstanding, which are convertible into 18,184,720 shares of common stock.
About Cidara Therapeutics
Cidara is developing long-acting therapeutics designed to improve the standard of care for patients facing serious diseases. The Company’s portfolio is comprised of new approaches aimed at transforming existing prevention and treatment paradigms, first with its lead Phase 3 antifungal candidate, rezafungin, in addition to drug-Fc conjugates (DFCs) targeting viral and oncology diseases from Cidara’s proprietary Cloudbreak platform. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “look forward to,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements describe future expectations, plans, results, or strategies, among other things, and in this release include, but are not limited to, statements related to the potential for influenza DFCs, including CD388, to provide universal prevention against seasonal and pandemic influenza, intentions to provide further updates on the CD388 program, the timing of the NDA filing for rezafungin with the FDA and other regulators outside the U.S. and the ability of the Company’s product portfolio to transform existing prevention and treatment paradigms. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, such as unanticipated delays in or negative results from Cidara’s preclinical or clinical trials, delays in action by regulatory authorities due to limitations on inspections and other COVID-19-related effects, and impacts of the COVID-19 pandemic or other obstacles on the enrollment of patients or other aspects of CD388 development. These and other risks are identified under the caption “Risk Factors” in Cidara’s most recent Quarterly Report on Form 10-Q and other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Cidara does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.
INVESTOR CONTACT:
Brian Ritchie
LifeSci Advisors
(212) 915-2578
britchie@lifesciadvisors.com
MEDIA CONTACT:
Patrick Bursey
LifeSci Communications
(203) 430-9545
pbursey@lifescicomms.com

CIDARA THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2022	2021
Revenues:
Collaboration revenue	$7,109	$2,408
Total revenues	7,109	2,408
Operating expenses:
Research and development	20,166	15,849
General and administrative	5,204	4,781
Total operating expenses	25,370	20,630
Loss from operations	(18,261)	(18,222)
Other expense:
Interest expense, net	(20)	(70)
Total other expense, net	(20)	(70)
Net loss and comprehensive loss	(18,281)	(18,292)
Net loss attributable to common shareholders	$(18,281)	$(18,292)
Basic and diluted net loss per common share	$(0.27)	$(0.39)

Shares used to compute basic and diluted net loss per common share	68,138,116	46,967,213

Condensed Consolidated Balance Sheet Data

	March 31, 2022	December 31, 2021
(In thousands)	(unaudited)
Cash, cash equivalents, and restricted cash	$37,970	$62,273
Total assets	55,295	75,325
Term loan	1,481	2,591
Total liabilities	50,338	53,752
Total stockholders' equity	4,957	21,573
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